UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 1, 2020

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 1, 2020, Brenda Snell notified Darling Ingredients Inc. (the “Company”) that effective April 24, 2021 (the “Retirement Date”), she will retire from the Company. In connection therewith, Ms. Snell will relinquish her responsibilities as Chief Accounting Officer effective March 4, 2021, at which time Joseph Manzi will assume these responsibilities with the title of Vice President, Global Controller and Chief Accounting Officer.

Prior to joining the Company in September 2020, Mr. Manzi, age 55, worked for Cinemark Holdings, Inc., one of the world’s largest movie theatre exhibition companies, from 1998 to August 2020, serving as Senior Vice President-Worldwide Controller since 2014, as Vice President-Controller since 2006 and as Corporate Controller since 1998. Mr. Manzi previously had served as the Controller for several food manufacturing companies from 1994 to 1998. From 1987 to 1992, and from November 1993 to February 1994, Mr. Manzi worked for Ernst & Young, a national accounting firm in the audit practice. From 1992 to October 1993, Mr. Manzi served as the Assistant Controller for an automotive parts manufacturing company.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 2, 2020	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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